Monetta Trust

March 20, 2007

Dear [shareholder’s name]:

Since you were unable to vote your shares today, the Special Meeting of Shareholders has been adjourned to March 29, 2007, at 4:00 pm Central Time, in order to provide you with additional time.

Please choose ONE of the following methods to vote (For, Against or ABSTAIN) your shares:

•     VOTE BY TOUCH TONE:  Dial the toll-free telephone number shown on your proxy card(s) and follow the recorded instructions; or

•     VOTE VIA INTERNET:  Log on to the Internet site shown on your proxy card(s) and follow the on-screen instructions; or

If you want your financial adviser, [insert name], to vote the shares for you, please provide (fax or telephone) the information on the enclosed proxy card to him.

Should you have questions about the proxy statement, please call us toll-free at 1-866-964-4683.

Thank you for your time and attention to this important matter.

Sincerely,

Robert S. Bacarella

President and Trustee

1776-A S. Naperville Road, Suite 100, Wheaton, IL 60187